DRINKER BIDDLE & REATH LLP
                       A PENNSYLVANIA LIMITED PARTNERSHIP
                        105 COLLEGE ROAD EAST, SUITE 300
                                 P. O. BOX 627
                           PRINCETON, NJ  08542-0627
                              Phone (609) 716-5500


                               December 10, 1997


US WATS, Inc.
111 Presidential Boulevard
Suite 114
Bala Cynwyd, Pennsylvania  19004


Gentlemen:

          We have acted as counsel to US WATS, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement) relating to 6,100 shares of Common Stock of the Company, par value $.001 per share (the "Shares"), issuable upon the exercise of options granted under the Company's Amended and Restated Stock Option Plan (merger and restatement of the Company's Employee Compensation Stock Option Plan and the Company's 1993 Executive Stock Option Plan) (the "Plan").

          In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors and stockholders, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

          Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors and stockholders of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

          The opinions expressed herein are limited to the federal laws of the United States, the Business Corporation Law of the State of New York and the laws of the State of New Jersey.

          We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,


                              /s/ DRINKER BIDDLE & REATH LLP
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                              DRINKER BIDDLE & REATH LLP
                              A Pennsylvania Limited Partnership